UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2024

GUESS?, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11893	95-3679695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Strada Regina 44, Bioggio, Switzerland CH-6934
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +41 91 809 5000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	GES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
On March 28, 2024, Guess?, Inc. (the “Company”) and certain of its subsidiaries amended (such amendment, “Amendment No. 3”) their amended and restated senior secured asset-based revolving credit facility with Bank of America, N.A., as agent and a lender and the other lenders party thereto to permit, among other things, the exchange and subscription offering and certain transactions related thereto referred to in Item 8.01 below.
In addition, each of Mr. Paul Marciano and Mr. Maurice Marciano (collectively, the “Marcianos”) entered into amended and restated voting agreements with the Company (the “Amended Voting Agreements”) which revise their existing voting agreements with the Company entered into on April 12, 2023 (the “Original Voting Agreements”). Because repurchases by the Company of shares of its common stock in connection with the repurchase program referred to in Item 8.01 below will have the effect of increasing the relative portion of the voting power of the Company represented by the aggregate amount of shares of the Company which each of the Marcianos has the power to vote, the Amended Voting Agreements ensure the voting arrangements set forth in the Original Voting Agreements limiting the aggregate voting percentage that may be voted at the discretion of the Marcianos on the date of the Original Voting Agreements apply throughout the repurchase program.
The foregoing descriptions of Amendment No. 3 and each Amended Voting Agreement do not purport to be complete and are qualified in their entirety by reference to Amendment No. 3 and the Amended Voting Agreements, respectively, filed as Exhibits 10.1, 10.2 and 10.3 hereto, respectively, and which are incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendment to Dennis Secor’s Employment Agreement
The Company was a party to an Employment Agreement, dated March 14, 2022 and as amended on March 31, 2023, with Dennis Secor, the Company’s Executive Vice President, Finance (the “Employment Agreement”). On March 29, 2024, the Company and Mr. Secor entered into an amendment and restatement of the Employment Agreement (the “Amended Agreement”).
The Employment Agreement had provided for the term of Mr. Secor’s employment with the Company to end on March 31, 2024. The Amended Agreement extends the term of Mr. Secor’s employment as the Company’s Executive Vice President, Finance through March 31, 2025, subject to earlier termination as provided in the Amended Agreement. The Amended Agreement provides for the following:
a. Mr. Secor’s annual rate of base salary beginning April 1, 2024 will be $240,000.
b. Mr. Secor will be entitled to an incentive bonus opportunity for the Company’s fiscal year 2025 based 50% on the achievement of performance criteria established by the Compensation Committee of the Company’s Board of Directors and 50% based on deliverables to be mutually agreed between Mr. Secor and the Company’s Chief Executive Officer. Mr. Secor’s threshold, target and stretch bonus opportunities for fiscal year 2025 are $90,000, $180,000, and $270,000, respectively, provided that he remains employed with the Company through March 31, 2025.
c. On April 1, 2024, the Company will grant Mr. Secor a restricted stock unit award under the Company’s 2004 Equity Incentive Plan. The number of shares of Company common stock subject to such award will equal $370,000 divided by the closing price (in regular trading) of a share of the Company’s common stock on the grant date. The restricted stock units are scheduled to vest, subject to Mr. Secor’s continued employment, on March 31, 2025.
d. The Company will pay Mr. Secor a one-time fixed allowance of $5,000 and Mr. Secor will also be entitled to certain employee benefits.
The Amended Agreement generally provides that if Mr. Secor’s employment with the Company ends before March 31, 2025, due to his death or disability, he will be entitled to a pro-rata target bonus for fiscal year 2025 and pro-rata vesting of his restricted stock unit award. The Amended Agreement generally provides that if Mr. Secor’s employment with the Company is terminated by the Company without “Cause” (as defined in the Amended Agreement), or by Mr. Secor for “Good Reason” (as defined in the Amended Agreement), before March 31, 2025, Mr. Secor will be entitled to his full target bonus for fiscal year 2025, continued payment of base salary through March 31, 2025, and full vesting of his restricted stock unit award, subject to his execution of a release of claims in favor of the Company.
The Amended Agreement is attached hereto as Exhibit 10.4 and is incorporated herein by reference. The foregoing description of the Amended Agreement is qualified in its entirety by reference to such exhibit.

Item 7.01. Regulation FD Disclosure.
On April 1, 2024, the Company issued a press release announcing the stock repurchase program referred to in Item 8.01 below. A copy of the press release is furnished as Exhibit 99.1 hereto.
The information in this Item 7.01 of Form 8-K is being furnished hereby and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 8.01. Other Events.
On April 1, 2024, the Company issued a press release relating to an exchange, whereby the Company agreed with one holder of its 2.00% convertible senior notes due 2024 (the “2024 Convertible Notes”) (pursuant to exemptions from registration under the Securities Act), to exchange approximately $14.6 million aggregate principal amount of such holder’s 2024 Convertible Notes for approximately $12.1 million aggregate principal amount of additional 3.75% convertible senior notes due 2028 (the “2028 Convertible Notes”). A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.
Additionally, the Company’s Board of Directors authorized a program to repurchase, from time-to-time and as market and business conditions warrant, up to $200 million of its common stock. Repurchases may be made on the open market or in privately negotiated transactions, pursuant to Rule 10b5-1 trading plans or other available means. There is no minimum or maximum number of shares to be repurchased under the program and the program may be discontinued at any time, without prior notice.
In connection with the exchange, the Company engaged in share repurchase transactions, whereby the Company agreed to repurchase 326,429 of its outstanding shares of common stock, $0.01 par value per share, for cash, at a price per share of $31.47.
The material terms of the 2028 Convertible Notes are described in the Company’s Form 8-K filed on April 18, 2023, incorporated by reference herein.
Neither this Current Report on Form 8-K nor the press release constitutes an offer to sell, or the solicitation of an offer to buy, the 2028 Convertible Notes or the Company’s common stock, if any, issuable upon conversion of the 2028 Convertible Notes.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Amendment Number Three to Amended & Restated Loan, Guaranty and Security Agreement, dated as of December 20, 2022, by and among Guess?, Inc., Guess? Retail, Inc., Guess.com, Inc., Guess? Canada Corporation, the guarantors party thereto, Bank of America, N.A., as agent for the lenders, and each of the lenders party thereto.

10.2	Amended and Restated Voting Agreement, dated March 28, 2024, among Guess?, Inc., Paul Marciano and the Paul Marciano Trust.

10.3	Amended and Restated Voting Agreement, dated March 28, 2024, among Guess?, Inc., Maurice Marciano and the Maurice Marciano Trust.

10.4	Employment Agreement, as amended and restated March 29, 2024, between Guess?, Inc. and Dennis Secor.

99.1	Press Release (share repurchase program), dated April 1, 2024.

99.2	Press Release (notes exchange), dated April 1, 2024.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUESS?, INC.

Dated:	April 1, 2024	By:	/s/ Markus Neubrand
Markus Neubrand Chief Financial Officer

4